UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2007 (April 26, 2007)

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

3003 Tasman Drive, Santa Clara, CA 95054-1191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On April 26, 2007, the Compensation Committee of the Board of Directors amended the 2006 Equity Incentive Plan (the “Plan”) of SVB Financial Group (the “Company”) to clarify the applicability of vesting restrictions on  awards of restricted stock, restricted stock units, and performance units and shares under Sections 8(e), 9(b) and 10(c) of the Plan, respectively.  Under the amended Plan, minimum vesting periods of one and three year periods for full-value performance-contingent awards and other full value awards, respectively, are required for all such awards granted to employees regardless of position.  The amendment is consistent with confirmation letters issued by the Company to certain of its institutional investors, each dated as of May 11, 2006.

Copies of such confirmation letters were filed with the Securities and Exchange Commission on May 11, 2006 as additional definitive proxy soliciting materials.  A copy of the amended Plan is attached as Exhibit 10.28.

Item 9.01               Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
10.28	Amended and Restated 2006 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 2, 2007	SVB FINANCIAL GROUP

		By:	/s/ MICHAEL DESCHENEAUX
		Name:	Michael Descheneaux
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.28	Amended and Restated 2006 Equity Incentive Plan